Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS THIRD QUARTER EPS UP 6% TO $1.09
REVENUES RISE, EXPENSES DECLINE

CARDMEMBER SPENDING AND LOAN PORTFOLIO GROW
AS CREDIT QUALITY REMAINS STRONG

(Millions, except percentages and per share amounts)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2012	2011		2012	2011
Total Revenues Net of Interest Expense	$7,862	$7,571	4%	$23,441	$22,220	5%
Income From Continuing Operations	$1,250	$1,235	1%	$3,845	$3,707	4%
Income From Discontinued Operations, net of tax1	$-	$-	-	$-	$36	#
Net Income	$1,250	$1,235	1%	$3,845	$3,743	3%
Earnings Per Common Share – Diluted:
Income From Continuing Operations Attributable to Common Shareholders2	$1.09	$1.03	6%	$3.31	$3.08	7%
Income From Discontinued Operations1	$-	$-	-	$-	$0.03	#
Net Income Attributable to Common Shareholders2	$1.09	$1.03	6%	$3.31	$3.11	6%
Average Diluted Common Shares Outstanding	1,132	1,181	(4)%	1,149	1,191	(4)%
Return on Average Equity	26.3%	27.8%		26.3%	27.8%

# Denotes a variance of more than 100 percent

New York – October 17, 2012 - American Express Company (NYSE: AXP) today reported third-quarter net income of $1.3 billion, up 1 percent from a year ago.  Diluted earnings per share was $1.09, up 6 percent from $1.03 a year ago.
______________________________________
 1 Income from discontinued operations primarily reflects the resolution of certain prior years’ tax items related to American Express Bank Ltd., which was sold to Standard Chartered PLC during Q1’08.

 2 Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards of $14 million and $15 million for the three months ended September 30, 2012 and 2011, respectively, and $42 million and $44 million for the nine months ended September 30, 2012 and 2011, respectively.

Consolidated total revenues net of interest expense rose 4 percent to $7.9 billion in the third quarter, from $7.6 billion a year ago.  The increase was driven by a rise in cardmember spending and higher net interest income that reflected growth in the cardmember loan portfolio.

Adjusted for foreign currency translations, consolidated total revenues net of interest expense rose 5 percent from a year ago.3

Consolidated provisions for losses totaled $479 million, up 92 percent from $249 million a year ago. This increase reflects substantially lower reserve releases than the year ago period, partially offset by lower net write-offs in the current quarter. Credit indicators continued to be at historically strong levels.

Consolidated expenses totaled $5.5 billion, down 2 percent from $5.6 billion last year. The decrease reflects lower salaries and employee benefits costs and lower rewards expenses.  Year ago expenses were reduced by the receipt of the Visa settlement totaling $70 million.

Adjusted for foreign currency translations, consolidated total expenses are down 1 percent from a year ago.3

The effective tax rate was 33 percent, up from 28 percent in the year ago quarter.  The year ago tax rate reflected the realization of certain foreign tax credits.

The company's return on average equity (ROE) was 26.3 percent, down from 27.8 percent a year ago.

“We generated solid results this quarter against the backdrop of a very uneven global economy,” said Kenneth I. Chenault, chairman and chief executive officer.  “Bottom line results were driven by higher revenues and lower expenses, a combination that reflects ongoing efforts to contain operating costs while maintaining a substantial level of investment in our marketing and rewards programs.

“Cardmember spending rose 8 percent in the U.S. from a year ago and 6 percent globally (8 percent fx-adjusted). That’s a healthy pace in the current environment and an improvement from earlier in the quarter.  Nonetheless, it represents slower growth than we were generating earlier in the year, a trend that we’re seeing among major card issuers.

“Credit quality remained at the historically strong levels, but we didn’t have the same benefit from substantial reserve releases as last year when write-offs and delinquencies were declining at a faster rate.

“We continue to see many growth opportunities as new technologies drive the migration of global payments from cash and checks towards plastic and digital transactions. We are strengthening traditional products that deliver value to cardmembers and drive business for merchants.  At the same time, we are also moving to broadening our franchise with the extension of our Loyalty Partner business into new markets like Mexico and the recently announced partnership with Walmart to reach new segments of the U.S. market that are looking for an alternative to traditional debit cards and checking accounts.

______________________________________
3 As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2012 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

“Taking full advantage of these and other opportunities, particularly in a slow growth economy, will continue to require rigorous cost containment to help ensure that we have the investment resources needed to continue to deliver on our growth objectives.”

Segment Results

U.S. Card Services reported third-quarter net income of $699 million, down 5 percent from $733 million a year ago.

Total revenues net of interest expense increased 6 percent to $4.1 billion from $3.8 billion.  Revenues reflect an 8 percent increase in cardmember spending and a rise in net interest income, driven primarily by a 5 percent growth in average cardmember loans.

Provisions for losses totaled $339 million, up from $143 million a year ago. The increase primarily reflects lower reserve releases than the year ago period, partially offset by lower net write-offs in the current quarter.

Total expenses increased 2 percent from the year ago period, primarily reflecting higher operating expenses,4 partially offset by lower rewards-related costs.

The effective tax rate was 38 percent compared to 36 percent in the year-ago period.

International Card Services reported third-quarter net income of $164 million, down 26 percent from $221 million a year ago.

Total revenues net of interest expense decreased 3 percent to $1.3 billion.  Adjusted for foreign currency translations, revenues rose 2 percent from a year ago.3

Provisions for losses totaled $83 million, down 18 percent from $101 million a year ago.

Total expenses decreased 3 percent primarily reflecting lower operating expenses.  Adjusted for foreign currency translations, expenses were unchanged from a year ago.3

The effective tax rate was 21 percent compared to (17) percent in the year ago period, which reflected the realization of certain foreign tax credits last year.

Global Commercial Services reported third-quarter net income of $183 million, down 7 percent from $197 million a year ago.

Total revenues net of interest expense increased 2 percent to $1.2 billion, reflecting higher cardmember spending, partially offset by lower travel commissions and fees.  Adjusted for foreign currency translations, revenues rose 5 percent from a year ago.3

______________________________________
4 Operating expenses include salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

Provisions for losses totaled $32 million compared with a credit of $17 million a year ago, which included reserve releases last year.

Total expenses decreased 3 percent, reflecting lower operating expenses as well as lower costs for marketing, promotion, rewards and cardmember services expenses.  Adjusted for foreign currency translations, expenses were down 1 percent compared to a year ago.3

The effective tax rate was 33 percent compared to 27 percent in the year ago period. The year ago tax rate reflected the realization of certain foreign tax credits.

Global Network & Merchant Services reported third-quarter net income of $360 million, up 8 percent from $332 million a year ago.

Total revenues net of interest expense increased 5 percent to $1.3 billion, reflecting higher merchant-related revenues driven by an increase in global cardmember spending.  Adjusted for foreign currency translations, revenues rose 7 percent from the year ago quarter.3

Total expenses increased 2 percent. An increase in operating expenses was partially offset by lower marketing, promotion, rewards and cardmember services expenses.  Adjusted for foreign currency translations, expenses rose 4 percent from a year ago.3

The effective tax rate was 36 percent compared to 35 percent in the year ago period.

Corporate and Other reported third-quarter net loss of $156 million compared with net loss of $248 million in the year ago period. The year ago period reflected a number of items including charges related to legal exposures and $70 million ($43 million after-tax) benefit from the Visa settlement.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card

The 2012 Third Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss third-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company's Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. The Company revised the income statement reporting of card fees on lending products in the first quarter of 2012, increasing Net card fees and reducing Interest on loans. Corresponding amounts in prior periods have been reclassified to conform to the current period presentation. This change does not impact Total revenues net of interest expense in the income statement, or the Net interest yield on cardmember loans, a non-GAAP measure.

(Preliminary)

American Express Company
Consolidated Statements of Income

(Millions)
	Quarters Ended			Nine Months Ended
	September 30,		Percentage	September 30,		Percentage
	2012	2011	Inc/(Dec)	2012	2011	Inc/(Dec)

Revenues
Non-interest revenues
Discount revenue	$4,425	$4,218	5%	$13,164	$12,398	6%
Net card fees	633	622	2	1,858	1,836	1
Travel commissions and fees	465	480	(3)	1,437	1,457	(1)
Other commissions and fees	581	604	(4)	1,739	1,717	1
Other	577	534	8	1,808	1,546	17
Total non-interest revenues	6,681	6,458	3	20,006	18,954	6
Interest income
Interest on loans	1,658	1,587	4	4,851	4,685	4
Interest and dividends on investment securities	60	68	(12)	193	255	(24)
Deposits with banks and other	21	33	(36)	73	71	3
Total interest income	1,739	1,688	3	5,117	5,011	2
Interest expense
Deposits	118	127	(7)	362	395	(8)
Long-term debt and other	440	448	(2)	1,320	1,350	(2)
Total interest expense	558	575	(3)	1,682	1,745	(4)
Net interest income	1,181	1,113	6	3,435	3,266	5
Total revenues net of interest expense	7,862	7,571	4	23,441	22,220	5
Provisions for losses
Charge card	190	174	9	531	533	-
Cardmember loans	264	48	#	753	104	#
Other	25	27	(7)	68	66	3
Total provisions for losses	479	249	92	1,352	703	92
Total revenues net of interest expense after provisions for losses	7,383	7,322	1	22,089	21,517	3

Expenses
Marketing and promotion	764	757	1	2,168	2,261	(4)
Cardmember rewards	1,496	1,565	(4)	4,425	4,755	(7)
Cardmember services	201	189	6	602	526	14
Salaries and employee benefits	1,516	1,598	(5)	4,687	4,715	(1)
Professional services	690	690	-	2,092	2,098	-
Occupancy and equipment	453	433	5	1,337	1,218	10
Communications	93	93	-	284	280	1
Other, net	300	286	5	972	456	#
Total	5,513	5,611	(2)	16,567	16,309	2
Pretax income from continuing operations	1,870	1,711	9	5,522	5,208	6
Income tax provision	620	476	30	1,677	1,501	12
Income from continuing operations	1,250	1,235	1	3,845	3,707	4
Income from discontinued operations, net of tax	-	-	-	-	36	#
Net income	$1,250	$1,235	1	$3,845	$3,743	3
Income from continuing operations attributable to common shareholders (A)	$1,236	$1,220	1	$3,803	$3,663	4
Net income attributable to common shareholders (A)	$1,236	$1,220	1	$3,803	$3,699	3
Effective tax rate	33.2%	27.8%		30.4%	28.8%

# - Denotes a variance of more than 100%.

(A) Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards of $14 million and $15 million for the three months ended September 30, 2012 and 2011, respectively, and $42 million and $44 million for the nine months ended September 30, 2012 and 2011, respectively.

(Preliminary)

American Express Company
Condensed Consolidated Balance Sheets

(Billions)

	September 30,	December 31,
	2012	2011

Assets
Cash & cash equivalents	$25	$25
Accounts receivable	45	44
Investment securities	6	7
Loans	61	61
Other assets	16	16
Total assets	$153	$153

Liabilities and Shareholders' Equity
Customer deposits	$37	$38
Short-term borrowings	4	4
Long-term debt	56	60
Other liabilities	37	32
Total liabilities	134	134

Shareholders' Equity	19	19
Total liabilities and shareholders' equity	$153	$153

(Preliminary)
American Express Company
Financial Summary

(Millions)
	Quarters Ended			Nine Months Ended
	September 30,		Percentage	September 30,		Percentage
	2012	2011	Inc/(Dec)	2012	2011	Inc/(Dec)

Total revenues net of interest expense
U.S. Card Services	$4,055	$3,838	6%	$11,976	$11,174	7%
International Card Services	1,313	1,347	(3)	3,909	3,906	-
Global Commercial Services	1,156	1,130	2	3,534	3,442	3
Global Network & Merchant Services	1,310	1,250	5	3,881	3,626	7
	7,834	7,565	4	23,300	22,148	5
Corporate & Other	28	6	#	141	72	96

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$7,862	$7,571	4	$23,441	$22,220	5

Pretax income (loss) from continuing operations
U.S. Card Services	$1,128	$1,151	(2)	$3,457	$2,961	17
International Card Services	207	189	10	549	625	(12)
Global Commercial Services	275	269	2	818	799	2
Global Network & Merchant Services	561	514	9	1,662	1,477	13
	2,171	2,123	2	6,486	5,862	11
Corporate & Other	(301)	(412)	(27)	(964)	(654)	47

PRETAX INCOME FROM CONTINUING OPERATIONS	$1,870	$1,711	9	$5,522	$5,208	6

Net income (loss)
U.S. Card Services	$699	$733	(5)	$2,169	$1,953	11
International Card Services	164	221	(26)	539	571	(6)
Global Commercial Services	183	197	(7)	579	558	4
Global Network & Merchant Services	360	332	8	1,089	969	12
	1,406	1,483	(5)	4,376	4,051	8
Corporate & Other	(156)	(248)	(37)	(531)	(344)	54
Income from continuing operations	1,250	1,235	1	3,845	3,707	4
Income from discontinued operations, net of tax	-	-	-	-	36	#
NET INCOME	$1,250	$1,235	1	$3,845	$3,743	3

# - Denotes a variance of more than 100%.

(Preliminary)

American Express Company
Financial Summary (continued)

	Quarters Ended				Nine Months Ended
	September 30,		Percentage		September 30,		Percentage
	2012	2011	Inc/(Dec)		2012	2011	Inc/(Dec)
EARNINGS PER COMMON SHARE

BASIC
Income from continuing operations attributable to common shareholders	$1.10	$1.04	6%		$3.33	$3.09	8%
Income from discontinued operations	-	-	-		-	0.03	#
Net income attributable to common shareholders	$1.10	$1.04	6%		$3.33	$3.12	7%

Average common shares outstanding (millions)	1,126	1,175	(4	) %	1,143	1,184	(3	) %

DILUTED
Income from continuing operations attributable to common shareholders	$1.09	$1.03	6%		$3.31	$3.08	7%
Income from discontinued operations	-	-	-		-	0.03	#
Net income attributable to common shareholders	$1.09	$1.03	6%		$3.31	$3.11	6%

Average common shares outstanding (millions)	1,132	1,181	(4	) %	1,149	1,191	(4	) %

Cash dividends declared per common share	$0.20	$0.18	11%		$0.60	$0.54	11%

Selected Statistical Information

	Quarters Ended				Nine Months Ended
	September 30,		Percentage		September 30,		Percentage
	2012	2011	Inc/(Dec)		2012	2011	Inc/(Dec)

Return on average equity (A)	26.3%	27.8%			26.3%	27.8%
Return on average common equity (A)	26.0%	27.5%			26.0%	27.5%
Return on average tangible common equity (A)	33.5%	35.7%			33.5%	35.7%
Common shares outstanding (millions)	1,122	1,169	(4	) %	1,122	1,169	(4	) %
Book value per common share	$17.37	$15.49	12%		$17.37	$15.49	12%
Shareholders' equity (billions)	$19.5	$18.1	8%		$19.5	$18.1	8%

# - Denotes a variance of more than 100%.

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(Preliminary)
American Express Company
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE),
and Return on Average Tangible Common Equity (ROTCE)
Appendix I

(Millions)
	For the Twelve Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

ROE

Net income	$5,037	$5,022	$5,014	$4,935	$4,805
Average shareholders' equity	$19,145	$18,887	$18,525	$17,842	$17,277
Return on average equity (A)	26.3%	26.6%	27.1%	27.7%	27.8%

Reconciliation of ROCE and ROTCE

Net income	$5,037	$5,022	$5,014	$4,935	$4,805
Earnings allocated to participating share awards and other	56	57	58	58	56
Net income attributable to common shareholders	$4,981	$4,965	$4,956	$4,877	$4,749

Average shareholders' equity	$19,145	$18,887	$18,525	$17,842	$17,277
Average common shareholders' equity	$19,145	$18,887	$18,525	$17,842	$17,277
Average goodwill and other intangibles	4,272	4,330	4,380	4,215	3,992
Average tangible common shareholders' equity	$14,873	$14,557	$14,145	$13,627	$13,285
Return on average common equity (A)	26.0%	26.3%	26.8%	27.3%	27.5%
Return on average tangible common equity (B)	33.5%	34.1%	35.0%	35.8%	35.7%

(A) Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B) Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.